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                                                                      Exhibit 18


                                                      PricewaterhouseCoopers LLP
                                                          One Post Office Square
                                                                Boston, MA 02109
                                                        Telephone (617) 428-8400
                                                        Facsimile (617) 478-5900


February 6, 2001


Board of Directors
Varian Semiconductor Equipment Associates
35 Dory Road
Gloucester, MA 01930-2297

Dear Directors:

We are providing this letter to you for inclusion as an exhibit to your Form 10-Q filing pursuant to Item 601 of Regulation S-K.

We have been provided a copy of the Company's Quarterly Report on Form 10-Q for the period ended December 29, 2000. Note 4 therein describes a change in accounting principle from the Last-in, First-out (LIFO) basis of costing inventory to the First-in, First-out (FIFO) method. It should be understood that the preferability of one acceptable method of accounting over another for the basis of costing inventory has not been addressed in any authoritative accounting literature, and in expressing our concurrence below we have relied on management's determination that this change in accounting principle is preferable. Based on our reading of management's stated reasons and justification for this change in accounting principle in the Form 10-Q, and our discussions with management as to their judgment about the relevant business planning factors relating to the change, we concur with management that such change represents, in the Company's circumstances, the adoption of a preferable accounting principle in conformity with Accounting Principles Board Opinion No. 20.

We have not audited any financial statements of the Company as of any date or for any period subsequent to September 29, 2000. Accordingly, our comments are subject to change upon completion of an audit of the financial statements covering the period of the accounting change.

Very truly yours,


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP